UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a 12

BRINKER CAPITAL DESTINATIONS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0 11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date File:

NOTE: Please obtain compliance approval from your firm before distributing the below letters to clients.

Sample Client Email From Financial Advisor

RE: Destinations Mutual Fund Proxy

In the coming days, you will receive a proxy notice informing you of your right to vote on a new investment advisory agreement related to the pending ownership change of Brinker Capital. Because you are invested in the Destinations mutual fund portfolios your vote is needed to approve the new investment advisory agreement, which will allow Brinker Capital to continue providing the same investment services to the Destinations mutual funds as they do today.

For more information about the change in ownership, please visit: http://clients0.brinkercapital.com/wp-content/uploads/Brinker-Capital-merger.pdf.

As a shareholder of the Destinations mutual funds, you will receive a proxy notice to vote your shares on or about August 5, 2020. Mutual funds are required to seek shareholder approval on certain fund changes, including a change in ownership of a mutual fund’s investment adviser like Brinker Capital. You may receive your Destinations mutual funds proxy notice and ballots via US Mail or email. If you receive via US Mail, you will receive the proxy notice with background information about the proxy along with one ballot for each Destinations mutual fund you own. You should follow the instructions on the proxy ballot to vote online (the fastest and easiest way to vote), send in your votes by US Mail where you will need to sign each ballot and return in the self-addressed stamped envelope, or vote by telephone. If you previously elected to receive proxies electronically, you will receive an email to vote for each Destinations mutual fund you own. You will need to vote each Destinations mutual fund separately, however, after voting on the first Destinations mutual fund, you will see the other Destinations mutual funds that require your vote as well. You will need to click “Vote Now” for each fund to complete the process of voting for all of the Destinations mutual funds.

We support the ownership change as we believe it will provide additional benefits to the management of your account(s). Over time, there will be new technology capabilities that will be provided to you as well as potentially new service offerings that you may be able to utilize. We request you vote “FOR” the proxy and to vote as soon as you receive to help provide the necessary votes to complete the transaction. If you do not vote promptly, you may receive follow up notices regarding the Destinations mutual fund proxy.

Thank you for your attention and consideration to this important matter.

Sincerely,

This material is not a substitute for the Proxy Statement that the Destinations mutual funds will file with the SEC. You are urged to read the Proxy Statement when it becomes available because it will contain important information. The Proxy Statement and related documents will be filed by Brinker Capital Destinations Trust with the SEC and will be available free of charge at the SEC’s website, www.sec.gov